                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    OCCUPATIONAL HEALTH + REHABILITATION INC
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:...........
   2) Aggregate number of securities to which transaction applies:..............
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):.............................
   4) Proposed maximum aggregate value of transaction:..........................
   5) Total fee paid:...........................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1)  Amount previously paid:
   2)  Form, Schedule or Registration Statement no:
   3)  Filing Party:
   4)  Date Filed:

                    OCCUPATIONAL HEALTH + REHABILITATION INC
                           175 DERBY STREET, SUITE 36
                             HINGHAM, MA 02043-4058

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 15, 1997


To Our Stockholders:

     The 1997 Annual Meeting of Stockholders of Occupational Health + Rehabilitation Inc (the "Company") will be held at the Company's corporate offices located at 175 Derby Street, Suite 36, Hingham, Massachusetts 02043-4058 on December 15, 1997, at 9:00 A.M. (local time) for the following purposes:

1. To elect four people to the Board of Directors, two for two-year terms expiring in 1999 and two for three-year terms expiring in 2000.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on November 12, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                              By order of the Board of Directors,

                              Richard P. Quinlan
                              Secretary


Dated:  November 17, 1997


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                    OCCUPATIONAL HEALTH + REHABILITATION INC
                           175 DERBY STREET, SUITE 36
                             HINGHAM, MA 02043-4058

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 15, 1997

                           ---------------------------


  This Proxy Statement is furnished to the stockholders of Occupational Health + Rehabilitation Inc (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on December 15, 1997, and any adjournments thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 1996 Annual Report to Stockholders are first being mailed or given to stockholders on or about November 17, 1997.

                                    PROXIES

  A stockholder giving a proxy may revoke it at any time before it is voted by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation, or by attending the Annual Meeting in person and casting a ballot. Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors named herein and in favor of the other proposals set forth in the Notice of Annual Meeting.

  The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, or by other means. Such persons will not receive any additional compensation for such activities.

                               VOTING SECURITIES

  The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on November 12, 1997 (the "Record Date"). On the Record Date, there were 1,579,479 shares of Common Stock and 1,416,667 shares of Series A Convertible Preferred Stock (the "Preferred Stock"), outstanding and entitled to vote. Each share of Common Stock and each share of Preferred Stock is entitled to one vote. A majority of such shares, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. A majority of such shares of Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting for the purpose of electing two of the directors as more fully described below. A majority of such shares of Preferred Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting for the purpose of electing two of the directors as more fully described below. Votes will be tabulated at the Annual Meeting by one or more inspectors of election appointed by the Board of Directors.

                   PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP
                                 OF MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of Record Date by (i) each person known by the Company to own beneficially more than five percent of the Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) the Company's Chief Executive Officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated.

                                                                                    Percent
                                                                Shares                 of
Name and Address of Beneficial Owner                      Beneficially Owned (13)     Class
-------------------------------------------------       ------------------------  ---------------
Cahill, Warnock Strategic Partners Fund, L.P. (1)                679,042                30.1%
10 North Calvert Street, Suite 735
Baltimore, MD  21202

Prince Venture Partners III, L.P. (2)                            400,045                25.3%
10 South Wacker Drive
Chicago, IL  60606

Partech International Entities (3)                               283,333                15.2%
50 California Street, Suite 3200
San Francisco, CA  94111

Venrock Entities (4)                                             246,784                14.1%
30 Rockefeller Plaza, Room 5508
New York, NY  10112

BancBoston Ventures, Inc. (5)                                    215,636                12.8%
100 Federal Street
Boston, MA  02110

The Venture Capital Fund of                                      182,303                11.1%
New England III, L.P. (6)
160 Federal Street, 23rd Floor
Boston, MA  02110

Asset Management Associates 1989, L.P. (7)                       173,685                10.4%
2275 East Bayshore Road
Palo Alto, CA  94303

Argosy Health, L.P.                                              100,502                 6.4%
120 Gibraltar Road, Suite 310
Horsham, PA  19044

John C. Garbarino (8)                                            131,196                 7.9%
175 Derby Street, Suite 36
Hingham, MA  02043

Kevin J. Dougherty (9)                                               400  *

Angus M. Duthie (10)                                                 400  *

Edward L. Cahill (11)                                                400  *

Donald W. Hughes                                                       -  *

All directors and executive officers as a group                  198,181                11.6%
(9 persons) (12)
_________________________

* Less than 1%

(1) Consists of 679,042 shares of Common Stock issuable upon conversion of shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"). Edward L. Cahill, a director of the Company, is a General Partner of Cahill, Warnock Strategic Partners, L.P., the General Partner of Cahill, Warnock Strategic Partners Fund, L.P. David L. Warnock is also a General Partner of Cahill, Warnock Strategic Partners, L.P. The General Partners of Cahill, Warnock Strategic Partners, L.P. share voting and investment power with respect to the shares held by Cahill, Warnock Strategic Partners Fund, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Cahill, Warnock Strategic Partners, L.P. disclaims beneficial ownership of the shares held by Cahill, Warnock Strategic Partners Fund, L.P.


(2) Angus M. Duthie, a director of the Company, is a General Partner of Prince Ventures, L.P., the General Partner of Prince Venture Partners III, L.P. James W. Fordyce, Mark J. Gabrielson and Gregory F. Zaic are also General Partners of Prince Ventures, L.P. The General Partners of Prince Ventures, L.P. share voting and investment power with respect to the shares held by Prince Venture Partners III, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Prince Ventures, L.P. disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P.


(3) Consists of 86,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Axa U.S. Growth Fund, LLC (the "Axa Conversion Shares"), 173,334 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by U.S. Growth Fund Partners, C.V. (the "GFP Conversion Shares"), 16,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Double Black Diamond II, LLC (the "DBD Conversion Shares") and 6,665 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Almanori Limited the "Almanori Conversion Shares"). As the investment managing member of Axa U.S. Growth Fund, LLC, PAX V, LLC may be deemed to beneficially own the Axa Conversion Shares. As the investment general partner of U.S. Growth Fund Partners, C.V., PAR V V.O.F. may be deemed to beneficially own the GFP Conversion Shares. As a non-managing member of PAX V, LLC and a general partner of PAR V V.O.F., Randy Scherago may be deemed to beneficially own the Axa Conversion Shares and the GFP Conversion Shares. As a managing member of PAX V, LLC and PAR V V.O.F., PAR SF, LLC may be deemed to beneficially own the Axa Conversion Shares and the GFP Conversion Shares. As a managing member of PAR SF, LLC and Double Black Diamond II, LLC, Vincent Worms may be deemed to beneficially own the Axa Conversion Shares, the GFP Conversion Shares and the DBD Conversion Shares. As a managing member of PAR SF, LLC and Double Black Diamond II, LLC, Thomas McKinley may be deemed to beneficially own the Axa Conversion Shares, the GFP Conversion Shares and the DBD Conversion Shares. As a non-managing member of PAR SF, LLC, Roland Van der Meer may be deemed to beneficially own the Axa Conversion Shares and the GFP Conversion Shares. Each of PAX V, LLC, Randy Scherago, PAR SF, LLC, Vincent Worms, Thomas McKinley and Roland Van der Meer disclaims beneficial ownership of the Axa Conversion Shares, except to the extent of their respective proportionate pecuniary interests therein. Each of PAR V V.O.F., Randy Scherago, PAR SF, LLC, Vincent Worms, Thomas McKinley and Roland Van der Meer disclaims beneficial ownership of the GFP Conversion Shares, except to the extent of their respective proportionate pecuniary interests therein. Each of Vincent Worms and Thomas McKinley disclaims beneficial ownership of the DBD Conversion Shares, except to the extent of their respective proportionate pecuniary interests therein.


(4) Consists of 55,316 shares of Common Stock and 66,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Venrock Associates and 24,801 shares of Common Stock and 100,000 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Venrock Associates II, L.P. Patrick F. Latterell, Peter O. Crisp, Ted H. McCourtney, Anthony B. Evnin, David R. Hathaway, Anthony Sun, Kimberley A. Rummelsberg, and Ray A. Rothrock and Mark W. Bailey are General Partners of Venrock Associates and of Venrock Associates II, L.P. The General Partners of Venrock Associates and of Venrock Associates II, L.P. share voting and investment power with respect to the shares held by Venrock Associates and by Venrock Associates II, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Venrock Associates and Venrock Associates II, L.P. disclaims beneficial ownership of the shares held by Venrock Associates and Venrock Associates II, L.P.


(5) Includes 100,000 shares of Common Stock issuable upon conversion of shares of Preferred Stock.


(6) Includes 66,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock. Kevin J. Dougherty, a director of the Company, is a General Partner of FH&Co. III, L.P., the General Partner of The Venture Capital Fund of New England III, L.P. Richard A. Farrell, Harry J. Healer, Jr. and William C. Mills III are also General Partners of FH&Co. III, L.P. The General Partners of FH&Co. III, L.P. share voting and investment power with respect to the shares held by The Venture Capital Fund of New England III, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of FH&Co. III, L.P. disclaims beneficial ownership of the shares held by The Venture Capital Fund of New England III, L.P.


(7) Includes 83,333 shares of Common Stock issuable upon conversion of shares of Preferred Stock. Craig C. Taylor, Franklin P. Johnson Jr., John F. Shoch and W. Ferrell Sanders are General Partners of AMC Partners 89, L.P., the General Partner of Asset Management Associates 1989, L.P. The General Partners of AMC Partners 89, L.P. share and investment voting power with respect to the shares held by Asset Management Associates 1989, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of AMC Partners 89, L.P. disclaims beneficial ownership of the shares held by Asset Management Associates 1989, L.P.


(8) Includes 72,460 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.


(9) Consists of 400 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Mr. Dougherty disclaims any beneficial ownership in the shares held by The Venture Capital Fund of New England III, L.P. See Note 6.


(10) Consists of 400 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Mr. Duthie disclaims any beneficial ownership in the shares held by Prince Venture Partners III, L.P. See Note 2.


(11) Consists of 400 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Does not include 679,042 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Cahill, Warnock Strategic Partners Fund, L.P. (see Note 1) and 37,625 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Strategic Associates, L.P. Mr. Cahill is a Member of Cahill Warnock & Company, LLC, the General Partner of Strategic Associates, L.P. Mr. Cahill disclaims any beneficial ownership of the shares held by Cahill, Warnock Strategies Partners Fund, L.P. and Strategic Associates, L.P.


(12) Includes an aggregate of 198,181 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Does not include an aggregate of 466,712 shares of Common Stock and an aggregate of 794,678 shares of Common Stock issuable upon conversion of shares of Preferred Stock with respect to which certain directors disclaim beneficial ownership. See Notes 1, 2, 6, 9, 10 and 11.


(13) Each of the stockholders who is a party to a certain Stockholders' Agreement (the "Stockholders' Agreement") dated as of November 6, 1996 by and among the Company and certain of its stockholders may be deemed to share voting power with respect to, and may be deemed to beneficially own, all of the shares of the Company's Preferred Stock and Common Stock subject to the Stockholders' Agreement. Such stockholders disclaim such beneficial ownership.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on reports and other information submitted by the executive officers, directors and such beneficial owners, the Company believes that during the fiscal year ended December 31, 1996, all such reports were timely filed except
(a) a Form 5 was filed late with respect to grants by the Company of stock options in October 1996 or in connection with a person's date of hire or appointment to the Board of Directors of the Company pursuant to the Company's 1993 and 1996 Stock Plans for those executive officers listed in Item 10 and Angus Duthie and Edward Cahill, and (b) a Form 3, Form 4 or Form 5 was filed late with respect to the purchase of shares of the Company's Series A Convertible Preferred Stock in a private placement in November 1996 for BancBoston Ventures, Inc., Asset Management Associates 1989, L.P., The Venture Capital Fund of New England III, L.P., the Venrock Entities, the Partech International Entities and Kevin Dougherty (who disclaimed beneficial ownership of such shares).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


  On June 6, 1996, Occupational Health + Rehabilitation Inc ("OH+R") merged with and into the Company (then known as Telor Ophthalmic Pharmaceuticals, Inc.) (the "Merger") and, simultaneously with the Merger, the Company's name was changed to Occupational Health and Rehabilitation Inc. To provide working capital to OH+R prior to the Merger, Prince Ventures III, Limited Partnership ("Prince III") extended a line of credit to OH+R in the amount of $350,000. Angus M. Duthie, a director of the Company, is a general partner of Prince Ventures, L.P., the general partner of Prince III. OH+R borrowed $200,000 under the line of credit, which the Company repaid promptly after the Merger.


                           1.  ELECTION OF DIRECTORS


  The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with each class having a three-year term. The Board, pursuant to the Company's Restated Certificate of Incorporation, has fixed the number of directorships at seven. Pursuant to the terms of the Preferred Stock, which terms are contained in a Certificate of Designation, filed with the Delaware Secretary of State on November 6, 1996, the holders of such stock, voting as a single class, are entitled to elect two of such directors. Pursuant to the terms of a Stockholders' Agreement (the "Stockholders' Agreement") dated as of November 6, 1996 by and among the Company and certain of the Company's stockholders, such stockholders have agreed to vote all of their shares of Preferred Stock and Common Stock to elect certain nominees to the Company's Board of Directors. The Stockholders' Agreement provides that such nominees are to be determined as follows: (a) the Chief Executive Officer of the Company (presently, John C. Garbarino); (b) a person designated by the Telor Principal Stockholders, as defined in the Stockholders' Agreement (presently, Angus M. Duthie); (c) a person designated by the OH+R Principal Stockholders, as defined in the Stockholders' Agreement (presently, Kevin J. Dougherty); (d) two persons designated by Cahill, Warnock Strategic Partners Fund, L.P. (presently, Edward
L. Cahill); and (d) two persons unaffiliated with the management of the Company and mutually agreeable to all of the other directors.



  At the Annual Meeting, three directors will be elected. The Board has nominated Edward L. Cahill and Donald W. Hughes to serve until the 2000 Annual Meeting of Stockholders of the Company as the two directors elected by the holders of Preferred Stock and designated by Cahill Warnock Strategic Partners Fund, L.P. under the Stockholders' Agreement. The Board also has nominated Angus M. Duthie and John C. Garbarino, both of whose terms expired in 1996, but who continue to serve as directors until their successors are duly elected and qualified, to serve until the 1999 Annual Meeting of the Stockholders of the Company. For purposes of the Stockholders' Agreement, Mr. Duthie would serve as the director designated by the Telor Principal Stockholders (as defined in the Stockholders' Agreement), and Mr. Garbarino would serve as the director who is the Chief Executive Officer. Each director elected shall continue in office until a successor has been elected and qualified. Each nominee is currently a director of the Company. All of the nominees have indicated a willingness to serve as directors, but if for any reason any nominee should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his stead. Three directorships, one in each class of directors, are presently vacant. The Board is searching for qualified candidates to fill these vacancies. If elected, Mr. Hughes would fill one of these vacancies.


  If a quorum of the holders of Common Stock is present at the Annual Meeting, the election of Mr. Duthie and Mr. Garbarino as directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. If a quorum of the holders of Preferred Stock is present at the Annual Meeting, the election of Mr. Cahill and Mr. Hughes as directors will require the affirmative vote of a plurality of the shares of Preferred Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of either such quorum but will not be included in determining whether nominees have received the vote of either such plurality.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR SUCH NOMINEES.


  The following sets forth the name and age of each nominee and continuing director and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.


NOMINEES FOR TWO-YEAR TERMS EXPIRING 1999


  JOHN C. GARBARINO, age 44, a founder of OH+R, was its President and Chief Executive Officer since its formation in July 1992 and has been President and Chief Executive Officer of the Company since the Merger. From February 1991 through June 1992, Mr. Garbarino served as President and Chief Executive Officer of Occupational Orthopaedic Systems, Inc., a management company that operated Occupational Orthopaedic Center, Inc., a company which was the initial acquisition of OH+R. From 1985 to January 1991, Mr. Garbarino was associated in various capacities with Foster Management Company ("Foster"), a private investment company specializing in developing businesses to consolidate fragmented industries. In his association with Foster, Mr. Garbarino was a general partner and consultant and held various senior executive positions (including Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) in Chartwell Group Ltd., a Foster portfolio company organized to consolidate through acquisitions the highly fragmented premium priced segment of the interior furnishings industry. Previously, Mr. Garbarino participated in the venture capital industry as a founder and general partner of Fairfield Venture Partners, L.P. and as vice president and treasurer of Business Development Services, Inc., a venture capital subsidiary of General Electric Company. Mr. Garbarino is a C.P.A. and previously worked at Ernst & Whinney (a predecessor to Ernst & Young LLP).


  ANGUS M. DUTHIE, age 57, has served as a director of OH+R since June 1992 and has been a director of the Company since the Merger. Mr. Duthie is currently a General Partner of Prince Ventures, L.P., a venture capital firm he co-founded in 1978. Mr. Duthie has over 28 years of experience involving portfolio management. He currently serves on the board of directors of KENETECH, Inc.



NOMINEES FOR THREE-YEAR TERMS EXPIRING 2000


  EDWARD L. CAHILL, age 44, has served as a director of the Company since November 1996. Mr. Cahill is a founding partner of Cahill, Warnock & Company, LLC ("Cahill, Warnock"), an asset management firm established to invest in small public companies. Prior to founding Cahill, Warnock in July 1995, Mr. Cahill had been a Managing Director at Alex. Brown & Sons Incorporated where, from 1986 through 1995, he headed the firm's Health Care Investment Banking Group. Mr. Cahill is also a director of GENEMEDICINE, INC., Prism Health Group, Inc. and The Maryland Bioprocessing Center and a trustee of St. John's Preparatory School.

   DONALD W. HUGHES, age 47, is Vice President and Chief Financial Officer of Cahill, Warnock. Prior to joining Cahill, Warnock in February 1997, Mr. Hughes served as Vice President, Chief Financial Officer and Secretary of Capstone Pharmacy Services, Inc. (Nasdaq:DOSE) since December 1995 and as Executive Vice President and Chief Financial Officer of Broventure Company, Inc., a closely-held investment management company from July 1984 to November 1995.


CONTINUING DIRECTOR


  KEVIN J. DOUGHERTY, age 51, has served as a director of OH+R since July 1993 and has been a director of the Company since the Merger. Mr. Dougherty is currently a General Partner of The Venture Capital Fund of New England, a venture capital firm he joined in April 1986. Previously, he participated in the venture capital industry as Vice President of 3i Capital Corporation from 1985 to 1986, and as Vice President of Massachusetts Capital Resource Company from 1981 to 1985. Prior to that, Mr. Dougherty served as a commercial banker at Bankers Trust Company and the First National Bank of Boston. He currently serves on the board of directors of Inspectron Corporation.


BOARD OF DIRECTORS COMMITTEES AND MEETINGS


  The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee. The number of meetings stated below reflect the time period from June 6, 1996 (the date of the Merger) through December 31, 1996 since the Merger was treated as a "reverse acquisition" as if OH+R acquired Telor.


  The Audit Committee is currently comprised of Kevin J. Dougherty and Angus M. Duthie. The Audit Committee oversees the Company's system of internal accounting controls, recommends to the Board of Directors and the stockholders the appointment of a firm of independent certified auditors to conduct the annual audit of the Company's financial statements, reviews the scope of the audit, reviews reports from the independent certified auditors, and makes such recommendations to the Board of Directors in connection with the annual audit as it deems appropriate. The Audit Committee met once during 1996.


  The Compensation Committee is currently comprised of Edward L. Cahill and Angus M. Duthie. The Compensation Committee reviews the compensation of officers of the Company and the Company's compensation policies and practices. The Compensation Committee also administers the 1988, 1993 and 1996 Stock Plans, including recommending the grant of stock options thereunder. The Compensation Committee met four times during 1996.


  The Board of Directors held four meetings during 1996. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.



DIRECTORS' COMPENSATION


     The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof but are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and any committee thereof. Pursuant to the Company's 1993 Stock Plan (subject to the availability of shares thereunder), each director who is not an employee of the Company is granted on the date of his or her election a non-qualified stock option to purchase 1,200 shares of Common Stock. The exercise price for each stock option is the fair market value of the Common Stock on the date of grant. Such options vest ratably over three years on each of the first three anniversary dates of the grant date and are exercisable for a period of ten years. In addition, pursuant to the Company's 1993 Stock Plan (subject to the availability of shares thereunder), each director who is not an employee of the Company and who has been in the continued and uninterrupted service of the Company as a director for at least the last six months is granted a non-qualified stock option to purchase 800 shares of Common Stock. The exercise price for each such stock option is the fair market value of the Common Stock on the date of grant. Such options have a term of ten years and become immediately exercisable in full as of the date of the next annual meeting of stockholders (or special meeting in lieu thereof) following the annual meeting (or special meeting in lieu thereof) at which the option was granted, whether or not such director is re-elected at that meeting, provided that such director has been in the continued and uninterrupted service of the Company as a director from the date of that grant through the day prior to the subsequent annual meeting.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION


  The following table sets forth certain information regarding the compensation paid by the Company to John C. Garbarino, the Company's Chief Executive Officer, for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 1996. No other executive officer of the Company received cash compensation in fiscal 1996 that exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                                                                    Compensation
                                                                                       Awards
                                                                                ---------------------
                                                    Annual Compensation              Securities
                                              --------------------------------       Underlying            All Other
   Name and Principal Position        Year       Salary ($)        Bonus ($)         Options (#)         Compensation
----------------------------------  --------  ---------------    -------------  ---------------------  ----------------
John C. Garbarino                       1996         $174,088          $25,000                128,319        $    3,670/(1)/
 President, Chief Executive             1995         $152,191               --                     --        $    3,305
 Officer and Director                   1994         $152,191               --                     --        $    3,245

__________
(1) Includes $312 for premiums paid for a life insurance policy of which the Company is not the beneficiary and $3,358 for the Company's contribution under the Company's 401(k) plan.


OPTION GRANTS


  The following table sets forth information with respect to stock options granted to Mr. Garbarino during the fiscal year ended December 31, 1996.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                      Potential
                                                  Individual Grants                              Realizable Value at
                        ------------------------------------------------------------------          Assumed Annual
                             Number of          % of Total                                          Rates of Stock
                            Securities           Options                                          Price Appreciation
                            Underlying          Granted to       Exercise                        for Option Term (1)
                              Options           Employees          Price       Expiration  ------------------------------
Name                       Granted(#)            in 1996          ($/sh)          Date           5% ($)        10% ($)
-------------------     -----------------    --------------    ------------   -----------  --------------   -------------

John C. Garbarino                28,319(2)             7.7%          $3.53       01/23/06        $ 62,868        $159,286
                                100,000(3)            27.3%          $6.00       11/06/06        $377,337        $956,246

__________
(1) The dollar amounts under these columns are the result of calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and, therefore, are not intended to forecast future price appreciation, if any, of the Company's Common Stock.

(2) 50% vested immediately prior to the consummation of the Merger, 25% vests on the first anniversary date of the Merger and 25% vests on the second anniversary date of the Merger.

(3) Options granted vest ratably over four (4) years on each of the first four anniversary dates of the grant date.

OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth information concerning option holdings as of December 31, 1996 with respect to John C. Garbarino.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                       AND FISCAL YEAR-END OPTION VALUES


                                                 Number of Securities         Value of Unexercised
                      Shares                    Underlying Unexercised        in-the Money Options
                    Acquired                     Options at FY-End (#)          at FY-End ($)(1)
                       on           Value      --------------------------   --------------------------
Name               Exercise(#)   Realized($)   Exercisable  Unexercisable   Exercisable  Unexercisable
----------------   ----------    ----------    -----------  -------------   -----------  -------------
John C. Garbarino          --            --         33,826         120,714     $147,760        $168,325

__________
(1) Based on the fair market value of the Company's Common Stock as of December 31, 1996 ($6.875) minus the exercise price of the options.


EMPLOYMENT AGREEMENTS


  John C. Garbarino has an employment agreement with the Company dated June 6, 1996. The term of the agreement is two years from such date and renews automatically for successive one-year periods until terminated. The agreement provides for an annual salary of $180,000, subject to increase on an annual basis in the discretion of the Board of Directors, and bonus as may be determined by the Compensation Committee of the Board of Directors. Mr. Garbarino is subject to a covenant not to compete with the Company for six months after the termination of his employment. If the Company terminates the agreement without "cause" (as defined in the agreement), or if Mr. Garbarino becomes incapacitated, or if Mr. Garbarino resigns from the Company for "just cause" (as defined in the agreement), then the Company shall be obligated to pay to Mr. Garbarino six months' base salary in consideration of his covenant not to compete.


COMPENSATION COMMITTEE REPORT


     The Compensation Committee of the Board of Directors (the "Committee") is composed of two directors, Edward L. Cahill and Angus M. Duthie, both of whom are non-employee directors. The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to senior management employees and executive officers of the Company and making recommendations concerning the same to the Company's Board of Directors.


COMPENSATION PHILOSOPHY


     The Company's compensation philosophy is premised upon three basic goals:
(1) to attract and retain qualified individuals who shall provide skills and leadership that will result in both short and long-term success for the Company;
(2) to reinforce strategic performance objectives through the use of incentive compensation programs; and (3) to create a mutuality of interest between executive officers and stockholders through compensation structures that create a direct link between executive compensation and stockholder return.


     The Company's compensation system has been designed to achieve these basic goals by providing three separate forms of compensation consisting of base salary, incentive-based cash compensation and equity-based compensation in the form of stock options grants. In determining the levels of each of these aspects of compensation, the Committee reviews available public data published by its competitors and information gathered by the Company through conversations with consultants in the executive recruiting industry. Through this process, the Committee attempts to create a survey that it believes is indicative of the Company's industry competitors after giving due regard to the relative sizes of other companies in the occupational healthcare industry.


BASE SALARY


     Base salary levels for the Company's executive officers and senior management are competitively set relative to the Committee's survey results after taking into account each executive's areas and level of responsibility, the individual's historical performance, compensation, tenure with the Company and the recommendations of such individual's superiors. Base salary increases are generally modest and consistent with increases in the consumer price index. If, however, the Committee believes that the future needs of the Company warrant it, the Committee may prudently increase base salaries above relative ranges within the Company or above local competitors in order to ward off any potential departures by personnel to competitors that the Committee believes would have an adverse consequence to the Company.


INCENTIVE COMPENSATION


     Executive officers and senior management were awarded discretionary cash bonuses based on the Committee's assessment of the Company's performance in fiscal 1996 as determined by reference to, among other factors, qualitative and quantitative performance measures and the individual's region or center performance against its fiscal year budget. Cash bonuses are not determined by a formula but are determined on an individual basis pursuant to the basic premise of fairly compensating individuals of relatively similar value within the Company.


     Incentive compensation, in the opinion of the Committee, is an excellent means by which it can reward and motivate short-term performance by its executive officers and senior managers, which in the opinion of the Committee will enhance the Company's value. The Committee believes that this mechanism is particularly successful with senior management personnel who may have relatively lower base salaries as a percentage of overall compensation but have direct supervision and management responsibilities over the Company's operating regions or centers so that their activities can have an immediate impact on such region's or center's financial performance.


EQUITY-BASED COMPENSATION


     The Committee believes that in order to enhance long-term stockholder value it must provide incentives that provide both short-term and long-term results. Since the Company is still in a relatively early stage of development, the Committee believes that its executive officers and senior management have a tremendous opportunity to develop and obtain significant rewards by enhancing the Company's long-term market value. Thus, a prime objective of the Company's stock plans is to align the interests of executive officers and senior managers with stockholders by enabling such officers and managers to develop and maintain long-term stock ownership positions in the Company's Common Stock thereby creating a strong and direct link between executive pay and stockholder return.


     Options are typically granted annually. Individual grant sizes are determined based on a variety of factors, which primarily include practices for similar positions in the occupational healthcare industry, the Company's and individual's overall performance, and finally such individual's relative level of authority and responsibility within the Company. Before actually determining individual grants, however, the Committee establishes distinct levels of options pursuant to which a specific number of options are granted to each individual assigned to such level. Then, upon weighing an individual's performance against the foregoing factors, each executive officer and senior manager is assigned to one of the established levels. At the discretion of the Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions, or serve as special retention incentives for employees with significant future potential.

CHIEF EXECUTIVE OFFICER COMPENSATION


     During 1996, the Company's most highly compensated executive officer was its Chief Executive Officer, John C. Garbarino. Mr. Garbarino is a party to an employment agreement described above but otherwise participates in the same executive compensation program provided to other executive officers and senior management of the Company as described above. In 1996, Mr. Garbarino received a base salary of $174,088, which included a 14% increase over his base salary in 1995. Mr. Garbarino also received a cash bonus for 1996 of $25,000 based upon the achievement of specified objectives during 1996.


CONCLUSION


     The Committee believes that its methodology and actual compensation provided for fiscal 1996 was appropriate and will ensure that the Company's executive officers and senior managers will continue to be motivated to act in a manner that will enhance the long-term interests of the Company and its stockholders.


                              Submitted by,


                              Edward L. Cahill
                              Angus M. Duthie

STOCK PERFORMANCE GRAPH


The following graph compares the cumulative total stockholder return on the Company's Common Stock with the return on the Total Return Index for the Nasdaq Stock Market (U.S.) and the Nasdaq Health Services Index. The measurement assumes a $100 investment as of June 6, 1996 (the date of the Merger) with all dividends reinvested. Index comparisons begin as of May 31, 1996. The data presented are on a quarterly basis from the time of the Merger (or May 31, 1996 for index comparisons) to the end of fiscal 1996.

                             [GRAPH APPEARS HERE]


                        COMPARISON OF CUMULATIVE RETURN
               AMONG OCCUPATIONAL HEALTH & REHABILITATION, INC.,
      THE NASDAQ STOCK MARKET (U.S.) AND THE NASDAQ HEALTH SERVICES INDEX

                            6/6/96        6/30/96      9/30/96     12/31/96
                            ------        -------      -------     --------
OCCUPATIONAL HEALTH
& REHABILITATION, INC.        $100           $129         $129         $196

NASDAQ STOCK MARKET           $100           $ 95         $ 99         $104

NASDAQ HEALTH SERVICES
  INDEX                       $100           $ 95         $ 94         $ 83


                              INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as independent certified auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP served as the Company's independent certified auditors for the fiscal year ended December 31, 1996 and has reported on the Company's consolidated financial statements for such year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     On September 24, 1996, the Board of Directors of the Company, upon the recommendation of the Audit Committee, dismissed its prior independent accountants, Arthur Andersen LLP ("Arthur Andersen"), and appointed Ernst & Young LLP ("Ernst & Young") as the independent public accountants to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 1996. This change in the Company's auditing firm was due to the Merger, effective June 6, 1996 of OH+R with Telor, with the Company being the surviving corporation. Prior to the Merger, Arthur Andersen served as independent accountants for Telor, and Ernst & Young served as independent accountants for OH+R. The Merger was accounted for as a "reverse acquisition" whereby OH+R was deemed to have acquired Telor for financial reporting purposes. Consistent with the reverse acquisition accounting treatment, historical financial statements for the Company for periods prior to the date of the Merger are those of OH+R. Because the financial statements of the Company are substantially the financial statements of OH+R, the Board of Directors of the Company considered it appropriate to engage Ernst & Young rather than Arthur Andersen as the Company's independent accountants.

     The reports of Arthur Andersen on the consolidated financial statements of Telor as of and for the years ended December 31, 1995 and 1994 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, nor during the same period of time or the subsequent interim periods through September 24, 1996 have there been any disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Furthermore, during the last two fiscal years of Telor and the subsequent interim periods through September 24, 1996, there were no "reportable events" as described in Paragraph 304(a)(1)(v) of Regulation S-K.

     During the Company's two most recent fiscal years and the subsequent interim periods through September 24, 1996, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction (whether completed or proposed) except as described below, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Paragraph 304(a)(1)(v) of Regulation S-K). In connection with the consummation of the Merger, OH+R consulted with Ernst & Young regarding the "reverse acquisition" treatment of the transaction. Compliance with the elements of that accounting treatment impacted the structure of the transaction for the Company. In addition, subsequent to the Merger, the Company consulted with Ernst & Young (i) to determine the appropriate financial statements to be filed as part of the Form 8-K/A reporting the Merger; (ii) to consider whether various proposed acquisitions required the filing of a Form 8-K; and (iii) to advise the Company on the relevant criteria for consolidation of subsidiaries resulting from proposed acquisitions for financial reporting purposes. Ernst & Young did not provide the Company with written reports related to these issues. The Company did not consult with Arthur Andersen regarding these issues.

     The Company previously reported these events on a Current Report on Form 8-K dated September 24, 1996.

                                 OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                        STOCKHOLDERS PROPOSALS FOR 1998

Any proposal intended to be presented by a stockholder at the Company's 1998 Annual Meeting of Stockholders must be presented to the Company within a reasonable time prior to the solicitation related to the meeting. Proposals should be addressed to Richard P. Quinlan, Occupational Health + Rehabilitation Inc, 175 Derby Street, Suite 36, Hingham, Massachusetts 02043-4058.

                                    By order of the Board of Directors,


                                    Richard P. Quinlan
                                    Secretary


Hingham, MA
November 17, 1997

                   OCCUPATIONAL HEALTH + REHABILITATION INC
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 15, 1997

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) John C. Garbarino and Richard P. Quinlan, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Occupational Health + Rehabilitation Inc (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices located at 175 Derby Street, Suite 36, Hingham, Massachusetts 02043-4058, on December 15, 1997 at 9:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to the Company a proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the meeting.

                                                                --------------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                       SEE REVERSE
                                                                     SIDE
                                                                --------------

[X] Please mark votes as in this example.

1.   To elect directors.

     NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK:

          John C. Garbarino       FOR    WITHHELD
                                  [ ]      [ ]

          Angus M. Duthie         FOR  WITHHELD
                                  [ ]      [ ]

Sign as name appears on stock certificate. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by an authorized person.

Signature:                                 Date:
          -----------------------------          --------------

Signature:                                 Date:
          -----------------------------          --------------

                   OCCUPATIONAL HEALTH + REHABILITATION INC
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 15, 1997

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) John C. Garbarino and Richard P. Quinlan, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Occupational Health + Rehabilitation Inc (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices located at 175 Derby Street, Suite 36, Hingham, Massachusetts 02043-4058, on December 15, 1997 at 9:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to the Company a proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the meeting.


     [X]    Please mark votes as in this example.

1.   To elect directors.

     NOMINEES FOR ELECTION BY HOLDERS OF PREFERRED STOCK:
                              --------------------------
          Edward L. Cahill        FOR    WITHHELD
                                  [_]      [_]

          Donald W. Hughes        FOR    WITHHELD
                                  [_]      [_]


Sign as name appears on stock certificate. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by an authorized person.

Signature:                                 Date:
          ----------------------------           ---------------------
Signature:                                 Date:
          ----------------------------           ---------------------